GARDNER LEWIS INVESTMENT TRUST

                              AMENDED AND RESTATED

                           RULE 18f-3 MULTI-CLASS PLAN



         I.       Introduction.

                  Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares in the following series of the Gardner Lewis Investment Trust (the "Trust"): The Chesapeake Fund, and any other fund of the Trust proposed to be brought hereunder in the future by the Board of Trustees of the Trust. In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, and other shareholder services of each class of shares in such series.

                  The Trust is an open-end series investment company registered under the 1940 Act and the shares of which are registered on Form N-1A under the Securities Act of 1933 (the "1933 Act"). Upon the effectiveness of applicable Post-Effective Amendments to the Trust's Registration Statement under the 1933 Act filed in conjunction with this Plan with respect to the shares of each of the series listed above, the Trust hereby elects to offer multiple classes of shares in such series pursuant to the provisions of Rule 18f-3 and this Plan.

                  The series of the Trust listed above (each a "Fund" or collectively the "Funds") are authorized to issue the following classes of shares representing interests in the Funds: Super-Institutional Shares, Institutional Shares, and Series A, C, and D Investor Shares.


         II.      Allocation of Expenses.

                  Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan (and related agreements) adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan (and related agreements) in connection with the provision of shareholder services to the holders of such class of shares. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares in a single Fund:

                  (i) transfer agency fees identified by the transfer agent as being attributable to such class of shares;

                  (ii) printing and postage expenses related to preparing and distributing materials such as shareholder
                              reports,  notices,   prospectuses,   reports,  and
                              proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;
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                  (iii)       blue  sky  registration  or   qualification   fees
                              incurred by such class of shares;

                  (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

                  (v) the expense of administrative and personnel services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

                  (vi) litigation or other legal expenses relating solely to such class of shares;

                  (vii) fees of the Trustees of the Trust incurred as a result of issues relating to such class of shares; and

                  (viii) independent accountants' fees relating solely to such class of shares.

                  The initial determination of the class expenses that will be allocated by the Trust to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees of the Trust and approved by a vote of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

                  Income, realized and unrealized capital gains and losses, and any expenses of a Fund not allocated to a particular class of such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

         III.     Class Arrangements.

                  The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds. Additional details regarding such fees and services are set forth in the relevant Fund's current Prospectus and Statement of Additional Information.


                  A.       Super-Institutional Shares -- All Funds.

                           1. Initial Sales Load:  None

                           2. Contingent Deferred Sales Charge: None

                           3. Rule 12b-1 Distribution Fees: None

                           4. Shareholder Servicing Fees:  None

                           5. Conversion Features:  None

                           6. Exchange Privileges:  None

                           7. Other Shareholder Services:  None


                  B.       Institutional Shares -- All Funds.

                           1. Initial Sales Load:  None

                           2. Contingent Deferred Sales Charge: None

                           3. Rule 12b-1 Distribution Fees: None

                           4. Shareholder Servicing Fees:  None

                           5. Conversion Features:  None

                           6. Exchange Privileges: Institutional Shares of a
                              a Fund may be exchanged for Institutional Shares of any other series of the Trust established by the Fund's investment advisor.

                           7. Other Shareholder Services:  The  Trust offers
                              a Systematic Withdrawal Plan and Automatic Investment Plan to holders of Institutional Shares of the Funds.
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                  C.       Series A Investor Shares -- All Funds.

                           1. Maximum Initial Sales Load (as a percentage of offering price): 3.00%

                           2.       Contingent Deferred Sales Charge: None

                           3. Rule 12b-1 Distribution/Shareholder Servicing Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Series A Investor Shares of the Funds may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such shares.

                           4.       Conversion Features:  None

                           5. Exchange Privileges: Series A Investor Shares of a Fund may be exchanged for Series A Investor Shares of any other series of the Trust established by the Fund's investment advisor.

                           6. Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders ofInvestor Shares of the Funds.

                     D.    Series C Investor Shares -- All Funds.

                           1.       Initial Sales Load:  none

                           2.       Contingent Deferred Sales Charge: None

                           3. Rule 12b-1 Distribution/Shareholder Servicing Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Series C Investor Shares of the Funds may pay a combined distribution and shareholder servicing fee of up to 0.75% of the average daily net assets of such shares.

                           4.       Conversion Features:  None

                           5. Exchange Privileges: Series C Investor Shares of a Fund may be exchanged for Series C Investor Shares of any other series of the Trust established by the Fund's investment advisor.

                           6. Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and Automatic Investment Plan to holders ofInvestor Shares of the Funds.

                        E. Series D Investor Shares -- All Funds.

                           1. Maximum Initial Sales Load (as a percentage of offering price): 1.50%

                           2.       Contingent Deferred Sales Charge: None

                           3. Rule 12b-1 Distribution/Shareholder Servicing Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Series D Investor Shares of the Funds may pay a combined distribution and shareholder servicing fee of up to 0.50% of the average daily net assets of such shares.

                           4.       Conversion Features:  None

                           5. Exchange Privileges: Series D Investor Shares of a Fund may be exchanged for Series D Investor Shares of any other series of the Trust established by the Fund's investment advisor.

                           6. Other Shareholder Services: The Trust offers a Systematic Withdrawal Plan and
                                    Automatic  Investment   Plan   to holders of
                                    Investor Shares of the Funds.

                  IV.      Board Review.

                    The Board of Trustees of the Trust shall review this Plan as frequently as they deem necessary. Prior to any material amendment(s) to this Plan, the Trust's Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of each Fund individually and each Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: May 24, 1995, effective April 7, 1995; amended and restated on May 2, 1996